UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2021

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On November 1, 2021, iBio, Inc. (the “Company”) and its subsidiary, iBio CDMO LLC (“iBio CDMO”, and collectively with the Company, the “Purchaser”) entered into a series of agreements (the “Transaction”) with College Station Investors LLC (“College Station”), and Bryan Capital Investors LLC, each affiliates of Eastern Capital Limited (“Bryan Capital” and, collectively with College Station, “Seller”) described in more detail below whereby in exchange for a certain cash payment and a warrant to purchase shares of common stock, the Company:

(i)	acquired the 130,000 square-foot cGMP manufacturing facility in Bryan, Texas located at 8800 HSC Parkway, Bryan, Texas 77807 (the “Facility”) where iBio CDMO currently conducts business and the rights as the tenant in the Facility’s ground lease;

(ii)	acquired all of the equity owned by Bryan Capital in the Company and iBio CDMO; and

(iii)	otherwise terminated all agreements between the Company and Seller.

The Facility is a Class A life sciences building located on land owned by the Board of Regents of the Texas A&M University System (“Texas A&M”) and is designed and equipped for the manufacture of plant-made biopharmaceuticals. iBio CDMO had held a sublease for the Facility through 2050, subject to extension until 2060 (the “Sublease”).

The Purchase and Sale Agreement

On November 1, 2021, the Purchaser entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with the Seller pursuant to which: (i) the Seller sold to Purchaser all of its rights, title and interest as the tenant in the Ground Lease Agreement (the “Ground Lease Agreement”) that it entered into with Texas A&M (the “Landlord’’) related to the property at which the Facility is located together with all improvements pertaining thereto (the “Property”), which previously had been the subject of the Sublease; (ii) the Seller sold to Purchaser all of its rights, title and interest to any tangible personal property owned by Seller and located on the Property including the Facility; (iii) the Seller sold to Purchaser all of its rights, title and interest to all licensed, permits and authorization for use of the Property; and (iv) College Station and iBio CDMO terminated the Sublease. The total purchase price for the Property, the termination of the Sublease and other agreements among the parties, and the equity described below is $28,750,000, which was paid $28,000,000 in cash and by the issuance to Seller of warrants (the “Warrant”) described below. As part of the transaction, iBio CDMO became the tenant under the Ground Lease Agreement for the Property until 2060 upon exercise of available extensions. The base rent payable under the Ground Lease Agreement is 6.5% of the Fair Market Value (as defined in the Ground Lease Agreement ) of the Property, which was $151,450 for the prior year. The Ground Lease Agreement includes various covenants, indemnities, defaults, termination rights, and other provisions customary for lease transactions of this nature.

The Equity Purchase Agreement

The Company also entered into an Equity Purchase Agreement with Bryan Capital on November 1, 2021 (the “Equity Purchase Agreement”) pursuant to which the Company acquired for $50,000 cash, plus the Warrant, the one (1) share of iBio CMO Preferred Tracking Stock and the 0.01% interest in iBio CDMO owned by Bryan Capital. iBio CDMO is now a wholly-owned subsidiary of the Company.

The Credit Agreement

In connection with the Purchase and Sale Agreement, iBio CDMO entered into a Credit Agreement, dated November 1, 2021, with Woodforest National Bank (the “Credit Agreement”) pursuant to which Woodforest National Bank provided iBio CDMO a $22,375,000 secured term loan (the “Term Loan”) to purchase the Facility, which Term Loan is evidenced by a Term Note (the “Term Note”). The Term Loan was advanced in full on the closing date. The Term Loan bears interest at a rate of 3.25%, with higher interest rates upon an event of default, which interest is payable monthly beginning November 5, 2021. Principal on the Term Loan is payable on November 1, 2023 subject to early termination upon events of default. The Term Loan provides that it may be prepaid by iBio CDMO at any time and provides for mandatory prepayment upon certain circumstances.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, nonpayment of principal or interest, failure to perform or observe covenants, breaches of representations and warranties, cross-defaults with certain other indebtedness, certain bankruptcy-related events or proceedings, final monetary judgments or orders and certain change of control events. The covenants include a prohibition on the incurrence of Debt (as defined in the Credit Agreement) except permitted Debt (as defined in the Credit Agreement) and Liens (as defined in the Credit Agreement) and termination of the Ground Lease Agreement. In addition, the Company must maintain unrestricted cash of no less than $10,000,000.

The proceeds of the Term Loan were used (a) to fund a portion of the purchase price under the Purchase Agreement, and (b) to pay closing costs in connection with the Credit Agreement. The term loan is secured by (a) a leasehold deed of trust on the Facility, (b) a letter of credit issued by JPMorgan Chase Bank, and (c) a first lien on all assets of iBio CDMO including the Facility.

Security and Pledge Agreements, Guaranties and Deed of Trust

iBio CDMO also entered into a Security Agreement on November 1, 2021 with Woodforest National Bank (the “Security Agreement”) providing Woodforest National Bank a security interest in the following assets of iBio CDMO (subject to certain exclusions): all personal and fixture property of every kind and nature, including, without limitation, all goods (including, but not limited to, all equipment and any accessions thereto), all inventory, instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), money, commercial tort claims, securities and all other investment property, supporting obligations, contracts, contract rights, other rights to the payment of money, insurance claims and proceeds, software, fixtures, vehicles and rolling stock (whether or not subject to a certificate of title statute), leasehold improvements, general intangibles (including all payment intangibles), and all of iBio CDMO’s company and other business books, reports, memoranda, customer lists, credit files, data compilations, and computer software, in any form, including, without limitation, whether on tape, disk, card, strip, cartridge, or any other form, pertaining to any and all of the foregoing property, and all products and proceeds of the foregoing.

The Company also entered into a Guaranty for the benefit of Woodforest National Bank (the “Guaranty”) pursuant to which it guaranteed all of the obligations of iBio CDMO to Woodforest National Bank.

In addition, iBio CDMO entered into a Leasehold Deed of Trust, Assignment of Rents, Security Agreement and UCC Financing Statement For Fixture Filing (the “Deed of Trust”) with the trustee named therein and Woodforest National Bank as beneficiary, securing all of iBio CDMO’s obligations to Woodforest National Bank by a senior priority security interest in the Property.

The Company and iBio CDMO also entered into an Environmental Indemnity Agreement in favor of Woodforest National Bank (the “Environmental Indemnity Agreement”).

The Warrant

As part of the consideration for the purchase and sale of the rights set forth above, the Company issued to Bryan Capital a Warrant to purchase 1,289,581 shares of the common stock of the Company at an exercise price of $1.33 per share. The Warrant expires October 10, 2026, is exercisable immediately, provides for a cashless exercise at any time and automatic cashless exercise on the expiration date if on such date the exercise price of the Warrant exceeds its fair market value as determined in accordance with the terms of the Warrant and adjustments in the case of stock dividends and stock splits. Of the shares issued under the Warrant, 289,581, which are valued at $217,255, reflect the final payment of rent due under the Sublease.

The foregoing descriptions of the Term Note, the Warrant, the Purchase and Sale Agreement, the Equity Purchase Agreement, the Credit Agreement, the Guaranty, the Deed of Trust, the Security Agreement and the Environmental Indemnity Agreement do not purport to be complete and are qualified in their entirety by reference to the Term Note, the Warrant, the Purchase and Sale Agreement, the Equity Purchase Agreement, the Credit Agreement, the Guaranty, the Deed of Trust, the Security Agreement, the Environmental Indemnity Agreement and the Ground Lease Agreement, complete copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02.      Termination of a Material Definitive Agreement

As described above in “Item 1.01.–Entry into a Material Definitive Agreement” of this Current Report on Form 8-K on November 1, 2021, the Sublease Agreement between College Station and iBio CDMO dated January 13, 2016 was terminated. The information set forth in “Item 1.01.–Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 1.02.

Item 2.01      Completion of a Material Definitive Agreement

As described above in “Item 1.01.–Entry into a Material Definitive Agreement” of this Current Report on Form 8-K on November 1, 2021, the Purchaser acquired all of Seller’s s rights, title and interest as the tenant in the Ground Lease Agreement and all of the Seller’s rights, title and interest to any tangible personal property owned by Seller and located on the Property including the Facility. The total purchase price for the Property, the termination of the Sublease and other agreements among the parties, and the equity described above in “Item 1.01.–Entry into a Material Definitive Agreement” of this Current Report on Form 8-K was $28,750,000, which was paid $28,000,000 in cash and by the issuance to Seller of the Warrant described above in Item 1.01. As part of the transaction, iBio CDMO became the tenant under the Ground Lease Agreement for the Property until 2060 upon exercise of available extensions. The information set forth in “Item 1.01.–Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.01.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The descriptions of the Purchase and Sale Agreement, the Credit Agreement, the Guaranty, the Ground Lease Agreement and the Deed of Trust in “Item 1.01.–Entry into a Material Definitive Agreement” of this Current Report on Form 8-K are incorporated by reference in their entirety into this Item 2.03.

Item 3.02.     Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01.–Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Term Note and the Warrant were, and any shares of Common Stock issuable upon exercise of the Warrant will be, issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof. The Seller represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Term Note and Warrant and any shares of Common Stock underlying the Warrant have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 4.1	Term Note of iBio CDMO LLC

Exhibit 4.2	iBio, Inc. Warrant

Exhibit 10.1	Purchase and Sale Agreement, dated November 1, 2021, by and among College Station Investors LLC, Bryan Capital Investors LLC, iBio CDMO LLC and iBio, Inc.

Exhibit 10.2	Equity Purchase Agreement dated November 1, 2021 by and between Bryan Capital Investors LLC and iBio, Inc.

Exhibit 10.3	Credit Agreement, dated November 1, 2021 by and, between iBio CDMO LLC with Woodforest National Bank

Exhibit 10.4	Guaranty Agreement, dated November 1, 2021, by iBio, Inc. for the benefit of Woodforest National Bank

Exhibit 10.5	Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and UCC Financing Statement for Fixture Filing by iBio CDMO LLC as grantor to the trustee for the benefit of Woodforest National Bank

Exhibit 10.6	Security Agreement, dated November 1, 2021by iBio CDMO LLC for the benefit of Woodforest National Bank

Exhibit 10.7	Environmental Indemnity Agreement, dated November 1, 2021 by iBio CDMO LLC and iBio, Inc. in favor of Woodforest National Bank

Exhibit 10.8	Ground Lease Agreement (included as Exhibit A to The Purchase and Sale Agreement, dated November 1, 2021 by and among College Station Investors LLC, Bryan Capital Investors LLC, iBio CDMO LLC and iBio, Inc. filed as Exhibit 10.1 to this Current Report on Form 8-K)

Exhibit 99.1	Press Release dated November 3, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: November 4, 2021	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chairman and Chief Executive Officer